UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2018

Cloud Peak Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34547	26-3088162
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

748 T-7 Road, Gillette, Wyoming	82718
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (307) 687-6000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02      Termination of a Material Definitive Agreement.

CPE Elects to Terminate Its Undrawn Credit Agreement

As disclosed in Cloud Peak Energy Inc.’s (“CPE”) Quarterly Report on Form 10-Q for the period ending September 30, 2018, CPE has been evaluating potential alternatives with respect to its Credit Agreement with PNC Bank, National Association, as administrative agent, and a syndicate of lenders, originally dated as of February 21, 2014, (as amended, the “Credit Agreement”) to achieve CPE’s business objectives and priorities.  These alternatives include exercising CPE’s right to terminate the Credit Agreement in the near term.  As of September 30, 2018, the Credit Agreement availability was reduced to $16.2 million of borrowing capacity based upon the quarterly financial covenant calculations.

On November 9, 2018, Cloud Peak Energy Resources LLC (“CPE Resources”), a wholly owned subsidiary of CPE, provided PNC Bank, National Association with notice to terminate the Credit Agreement.  The termination of the Credit Agreement is effective as of November 15, 2018.

As of September 30, 2018, CPE had $109.5 million in cash and cash equivalents.  CPE has no outstanding borrowings or undrawn letters of credit under the Credit Agreement, CPE has not historically used the Credit Agreement as a source of working capital and CPE had no current plans to draw on the Credit Agreement.  The Credit Agreement would have required CPE Resources to pay over $3.0 million in additional commitment and administrative fees during the remaining term of the Credit Agreement through May 2021, which will now be avoided.

The termination of the Credit Agreement does not result in a default under CPE Resources’ Accounts Receivable Securitization Program (the “A/R Securitization Program”) or the indentures for CPE Resources’ 12.00% second lien senior notes due 2021 or 6.375% senior notes due 2024.  As a result of the termination of the Credit Agreement, CPE will record a non-cash write off of certain deferred financing costs in the amount of approximately $4.1 million.

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Retention Program

The Compensation Committee of CPE’s Board of Directors has approved retention agreements with the members of CPE’s executive management team:  Mr. Colin Marshall, President and Chief Executive Officer; Mr. Heath Hill, Executive Vice President and Chief Financial Officer; Mr. Bruce Jones, Executive Vice President and Chief Operating Officer; Mr. Bryan Pechersky, Executive Vice President, General Counsel and Corporate Secretary; Ms. Amy Clemetson, Senior Vice President, Human Resources; and Mr. Todd Myers, Senior Vice President, Marketing and Business Development.

The Compensation Committee approved the retention program in recognition of the demonstrated work and commitment of the executive management team and the significant benefits to CPE of retaining the current executives to continue assisting CPE in managing through ongoing challenges facing the U.S. coal industry.  The retention agreements were also implemented in light of the additional uncertainty associated with the separately announced review of potential strategic alternatives, as disclosed in Item 7.01 in this Form 8-K.

Each executive’s agreement was entered on November 9, 2018 and extends through July 1, 2020.  The agreements provide for the payment of up to 100% of each executive’s current base salary in five separate payments, in accordance with the terms and conditions of the agreement:  four quarterly payments of 15% of each executive’s respective base salary from July 1, 2019 through April 1, 2020 and one quarterly payment of 40% of each executive’s base salary on July 1, 2020.

This description of the executive retention agreements does not purport to be complete and is qualified in its entirety by reference to the full terms and conditions of the form of retention agreement, which is filed with this Report as Exhibit 10.1 and is incorporated in this Item 5.02 by reference.

Item 7.01.                Regulation FD Disclosure.

Termination of Undrawn Credit Agreement

On November 13, 2018, CPE issued a press release announcing its termination of its undrawn credit agreement, as described further in Item 1.02 of this Form 8-K.  The full text of the press release is furnished with this Report as Exhibit 99.1 and is incorporated in this Item 7.01 by reference.  The information contained in this Item 7.01 (including Exhibit 99.1) is furnished pursuant to this Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section, notwithstanding any general incorporation by reference language in other CPE filings.

CPE Announces Strategic Alternatives Review

On November 13, 2018, CPE issued a press release announcing that its Board of Directors, working together with its management team and legal and financial advisors, has commenced a review of strategic alternatives, including a potential sale of the Company. CPE has engaged J.P. Morgan Securities LLC as its financial advisor and Allen & Overy LLP as legal counsel in connection with the review of strategic alternatives.

CPE’s Board of Directors has not made any decisions related to any transactions at this time and there can be no assurance that the exploration of strategic alternatives will result in any transaction. The Board has not set a specific timetable for its process and CPE does not intend to provide updates unless or until it determines that further disclosure is appropriate or necessary.

The full text of the press release is furnished with this Report as Exhibit 99.2 and is incorporated in this Item 7.01 by reference.  The information contained in this Item 7.01 (including Exhibit 99.2) is furnished pursuant to this Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section, notwithstanding any general incorporation by reference language in other CPE filings.

Cautionary Note Regarding Forward-Looking Statements for Items 1.02, 5.02 and 7.01 of this Form 8-K

This Report on Form 8-K, including Items 1.02, 5.02 and 7.01, contains “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are not statements of historical facts and often contain words such as “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “estimate,” “seek,” “could,” “should,” “intend,” “potential,” or words of similar meaning. Forward-looking statements are based on management’s current expectations, beliefs, assumptions and estimates regarding our company, industry, economic conditions, government regulations and energy policies and other factors. Forward-looking statements may include, for example, statements regarding (1) the potential impact of CPE’s termination of its Credit Agreement and future available liquidity, (2) the potential benefits of CPE’s executive retention program, (3) the strategic alternatives review being undertaken by CPE’s Board of Directors, (4) CPE’s operational and financial priorities, (5) CPE’s responses to the changes in the U.S. coal industry and ongoing challenging industry conditions, (6) CPE’s efforts to position the company for future growth opportunities, and (7) other statements regarding CPE’s plans, strategies, prospects and expectations concerning CPE’s business, operating results, financial condition, liquidity and other matters that do not relate strictly to historical facts. These statements are subject to significant risks, uncertainties, and assumptions that are difficult to predict and could cause actual results to differ materially and adversely from those expressed or implied in the forward-looking statements, including (1) CPE’s future available liquidity, (2) CPE’s ability to retain its executive management team, (3) the potential timing, benefits and outcome of the Board’s strategic alternatives review and risks and uncertainties associated with any potential strategic alternatives, (4) the timing and extent of any sustained recovery of currently depressed coal industry conditions and the impact of ongoing or further depressed industry conditions on CPE, and (5) other risk factors and cautionary language described from time to time in the reports and registration statements CPE files with the Securities and Exchange Commission, including those in Item 1A - Risk Factors in CPE’s most recent Form 10-K and any updates thereto in CPE’s Forms 10-Q and current reports on Form 8-K.  Additional factors, events, or uncertainties that may emerge from time to time, or those that CPE currently deems to be immaterial, could cause CPE’s actual results to differ, and it is not possible for CPE to predict all of them.  CPE makes forward-looking statements based on currently available information, and CPE assumes no obligation to, and expressly disclaims any obligation to, update or revise publicly any forward-looking statements made in this release, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01      Financial Statements and Exhibits

(d) Exhibits. The following exhibits are being filed or furnished herewith:

10.1

Filed Form of Executive Retention Agreement, dated November 9, 2018, entered into by Cloud Peak Energy Inc. and each of Mr. Colin Marshall, Mr. Heath Hill, Mr. Bruce Jones, Mr. Bryan Pechersky, Ms. Amy Clemetson, and Mr. Todd Myers

99.1	Furnished Press Release of Cloud Peak Energy Inc., dated November 13, 2018, Announcing CPE’s Termination of Its Undrawn Credit Agreement

99.2	Furnished Press Release of Cloud Peak Energy Inc., dated November 13, 2018, Announcing CPE’s Strategic Alternatives Review

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOUD PEAK ENERGY INC.

Date: November 13, 2018	By:	/s/ Bryan J. Pechersky
	Name:	Bryan J. Pechersky
	Title:	Executive Vice President, General Counsel, and Corporate Secretary